Exhibit 99.6

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

hi/fn, inc.

to

Hybrid Acquisition Corp.

a wholly-owned subsidiary of

Exar Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF APRIL 2, 2009, UNLESS SOONER TERMINATED OR EXTENDED.

As set forth under “The Offer — Guaranteed Delivery” in the Prospectus/Offer to Exchange, dated March 5, 2009 (as may from time to time be amended, supplemented or finalized, the “Prospectus”), this form (or a copy hereof) must be used to accept the Offer (as defined below) if (i) certificates (the “Certificates”) representing shares of common stock, $0.001 par value (the “Shares”) of hi/fn, inc., a Delaware corporation (“Hifn”), are not immediately available, (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit the Certificates and all other required documents to reach BNY Mellon Shareowner Services (the “Exchange Agent”) prior to the Expiration Date (as defined in the Prospectus). This Notice of Guaranteed Delivery may be delivered by hand, by mail or by overnight courier or transmittal by facsimile transmission to the Exchange Agent and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Election and Transmittal) in the form set forth herein. See the guaranteed delivery procedures described in the Prospectus under “The Offer — Guaranteed Delivery.”

The Exchange Agent for the Offer is:

BNY Mellon Shareowner Services

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-866-208-8754-(Toll Free)

From outside the U.S.:

1-201-680-6579 (Collect)

By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Courier or Hand Delivery: BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

The following fax and confirmation telephone should be used for Notice of Guaranteed Deliveries only:

By Facsimile Transaction:

(201) 680-4626

Confirm Receipt of Facsimile by Telephone:

(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Hybrid Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Exar Corporation, a Delaware corporation (“Exar”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated March 5, 2009 (as may from time to time be amended, supplemented or finalized, the “Prospectus”), and the related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below of Shares of Hifn, pursuant to the guaranteed delivery procedures set forth in the Prospectus.

Mixed Consideration NUMBER OF SHARES TENDERED FOR $1.60 IN CASH, WITHOUT INTEREST, AND 0.3529 SHARES OF EXAR COMMON STOCK, SUBJECT TO THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.
All-Cash Consideration NUMBER OF SHARES TENDERED FOR $4.00 IN CASH, WITHOUT INTEREST.

Example: If you have 100 shares, and want the All-Cash Consideration for all shares, write “100” next to All-Cash Consideration above. If you have 100 shares and want the Mixed Consideration for all shares, write “100” next to Mixed Consideration. If you have 100 shares and want half in All-Cash Consideration and the other half in Mixed Consideration, write “50” next to All-Cash Consideration above and “50” next to Mixed Consideration above.

Certificate Nos. (If Available):

☐	Check this box if Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

(Signature(s) of Holder(s))

Dated:                                                                                                                                                                                                    , 2009

Name(s) of Record Owner(s):

(Please Type or Print)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Election and Transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Exchange Agent’s account at The Depository Trust Company, together with an agent’s message, in each case together with any other documents required by the Letter of Election and Transmittal, within three NASDAQ Stock Market trading days after the date of execution of hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal and Share Certificates to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:	(Authorized Signature)

Address:	Name: (Please Type or Print)

Title:
(Zip Code)

Area Code and Tel. No.:	Dated: , 2009

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.

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